Exhibit 3.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                            THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CALYPTE BIOMEDICAL CORPORATION

         CALYPTE BIOMEDICAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That at a meeting of the Board of Directors of CALYPTE BIOMEDICAL CORPORATION, resolutions were duly adopted by unanimous written consent dated March 28, 2003, setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered "IV", so that, as amended, said paragraph shall read as follows:

         "IV:

                  The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.03 par value, and Preferred Stock, $0.001 par value. The total number of shares that the corporation is authorized to issue is 805,000,000 shares. The number of shares of Common Stock authorized is 800,000,000 and the number of Preferred Stock authorized is 5,000,000."

         THIRD:   That said  amendment  was duly adopted in  accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

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         FIFTH:   That said amendment shall become effective on May 27, 2003.

         IN WITNESS WHEREOF, said CALYPTE BIOMEDICAL CORPORATION has caused this certificate to be signed by its Executive Chairman of the Board this 20th day of May, 2003.

                                                 /s/Anthony J. Cataldo
                                                 -------------------------------
                                                 Anthony J. Cataldo
                                                 Executive Chairman of the Board